Exhibit 99.1

I. INDIVIDUAL CASES

A. Engle Progeny Cases.

Pursuant to the Florida Supreme Court’s ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had until January 2008 to file individual lawsuits. Lawsuits by individuals requesting the benefit of the Engle ruling are referred to as the “Engle progeny” cases. Liggett has resolved the claims of all but 14 Engle progeny plaintiffs. For more information on the Engle case and on the settlement, see “Note 7. Contingencies.”

(i)Engle Progeny Cases with trial dates through December 31, 2024.

None.

(ii)Post-Trial Engle Progeny Cases.

None.

B. Other Individual Cases.

Alabama

Shaw v. Philip Morris USA Inc., et al., Case No. CV2023-051, Circuit Court of Cullman County, Alabama (case filed 12/08/2023). One individual suing.

California

Taylor, et al. v. R.J. Reynolds Tobacco Company, et al., Case No. 8:23-cv-00483, United States District Court, Central District of California (case filed 12/16/2022). Three individuals suing for the death of their husband and father. The case is set for trial starting 10/08/2024.

Florida
Almuina v. R.J. Reynolds, et al., Case No. 2023-020317-CA-01, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 07/26/2023). One individual suing on behalf of the estate and survivors of a deceased smoker.

Cowart v. Liggett Group Inc., et al., Case No. 98-01483-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/16/1998). One individual suing. Liggett is the only remaining defendant in this case. The case is dormant.

Cunningham v. R.J. Reynolds Tobacco Company, et al., Case No. 17-CA-000293, Circuit Court of the 19th Judicial Circuit, St. Lucie County (case filed 02/20/2017). One individual suing on behalf of the estate and survivors of a deceased smoker.

Lane, et al. v. Philip Morris USA Inc., et al., Case No. 17-011591, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/16/2017). Two individuals suing. The case is set for trial during the trial period starting 05/13/2024.

Santayana, et al., v. Philip Morris USA Inc., et al., Case No. 2022-022140, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 11/18/2022). Two individuals suing.

Schoene v. R.J. Reynolds Tobacco Company, et al., Case No. 21-004689, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 03/05/2021). One individual suing.

Siler v. R.J. Reynolds Tobacco Company, et al., Case No. 22-022692, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 11/28/2022). One individual suing on behalf of the estate and survivors of deceased smoker. Liggett is the only remaining defendant in this case.

Taylor v. Philip Morris USA Inc., et al., Case No. 19-CA-255, Circuit Court of the 2nd Judicial Circuit, Wakulla County (case filed 12/18/2019). One individual suing.

Voglio v. R.J. Reynolds Tobacco Company, et al., Case No. 18-CA-000640, Circuit Court of the 19th Judicial Circuit, Martin County (case filed 08/29/2018). One individual suing on behalf of the estate and survivors of a deceased smoker.

Watson, et al. v. R.J. Reynolds Tobacco Company, et al., Case No. 20-CA-009690-O, Circuit Court of the 9th Judicial Circuit, Orange County (case filed 09/25/2020). One individual suing. Liggett is the only remaining defendant in this case.

Hawaii

Kanuha v. Philip Morris USA Inc., et al., Case No. 1CCV-22-0000832, Circuit Court, 1st Circuit, Hawaii, (case filed 07/19/2022) One individual suing. The case is special set for trial starting 12/16/2024.

Illinois

Bromberek, et al. v. Philip Morris USA Inc., et al., Case No. 2023-L-008023, Circuit Court of Cook County, Illinois (case filed 08/10/2023). Two individuals suing.

Bush v. Philip Morris USA Inc., et al.. Case No. 2023-L-008342, Circuit Court of Cook County, Illinois (case filed 08/21/2023). One individual suing.

Cain v. Philip Morris USA, Inc., et al., Case No. 2021-L-008850, Circuit Court of Cook County, Illinois (case filed 09/02/2021). One individual suing.

Collins v. Philip Morris USA Inc., et al., Case No. 2022-L-000578, Circuit Court of Cook County, Illinois (case filed 01/19/2022). One individual suing.

Fields, et al. v. Philip Morris USA Inc., et al., Case No. 2023-L-008345, Circuit Court of Cook County, Illinois (case filed 08/21/2023). Two individuals suing.

Gerace, et al. v. Philip Morris USA Inc., et al., Case No. 2022-L-003599, Circuit Court of Cook County, Illinois (case filed 04/19/2022). Two individuals suing.

Gleason, et al. v. Philip Morris USA Inc., et al., Case No. 2023-L-010781, Circuit Court of Cook County, Illinois (case filed 10/24/2023). Two individuals suing.

Hedlund v. R. J. Reynolds Tobacco Company, et al., Case No. 2023-L-009387, Circuit Court of Cook County, Illinois (case filed 09/15/2023). One individual suing.

Johnson v. Philip Morris USA Inc., et al., Case No. 2024-L-000939, Circuit Court of Cook County, Illinois (case filed 01/26/2024). Two individuals suing.

Malevitis, et al. v. Philip Morris USA Inc., et al., Case No. 2023-L-007203. Circuit Court of Cook County, Illinois (case filed 7/19/2023). Two individuals suing.

Morton v. Philip Morris USA Inc., et al., Case No. 2022-L-006350, Circuit Court of Cook County, Illinois (case filed 07/15/2022). One individual suing.

Norwood, et al. v. Philip Morris USA Inc., et al., Case No. 2023-L-007660, Circuit Court of Cook County, Illinois, (case filed 08/02/2023). Two individuals suing.

Ogbebor v. Philip Morris USA Inc., et al., Case No. 2023-L-000605, Circuit Court of Cook County, Illinois (case filed 01/20/2023). One individual suing.

Outlaw v. Philip Morris USA Inc., et al., Case No. 2023-L-010786, Circuit Court of Cook County, Illinois (case filed 10/24/2023). One individual suing.

Thompson, et al. v. Philip Morris USA Inc., et al., Case No. 2023-L-000843, Circuit Court of Cook County, Illinois (case filed 01/27/2023). Two individuals suing.

Van Johnson v. Philip Morris USA Inc., et al., Case No. 2023-L-007709, Circuit Court of Cook County, Illinois (case filed 08/02/2023). One individual suing.

Ziemba v. Philip Morris USA Inc., et al., Case No. 2023-L-008024, Circuit Court of Cook County, Illinois (case filed 08/10/2023). One individual suing.

Louisiana

Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Parish of Orleans (case filed 05/27/1997). One individual suing. There has been no recent activity in this case.

Reese, et al. v. R. J. Reynolds, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, St. Tammany Parish (case filed 06/10/2003). Five individuals suing. There has been no recent activity in this case.

Massachusetts

Anderson v. Philip Morris USA Inc., et al., Case No. 2384-CV-01033, Superior Court of Massachusetts, Suffolk County (case filed 05/02/2023). One individual suing.

Allen v. Philip Morris USA Inc., et al., Case No. 2384-CV-00680, Superior Court of Massachusetts, Suffolk County (case filed 03/20/2023). One individual suing.

Ashmore v. Philip Morris USA Inc., et al., Case No. 2384-CV-00492, Superior Court of Massachusetts, Suffolk County (case filed 03/06/2023). One individual suing.

Ayala v. Philip Morris USA Inc., et al., Case No. 2384-CV-01742, Superior Court of Massachusetts, Suffolk County (case filed 07/31/2023). One individual suing.

Bloom v. Philip Morris USA Inc., et al., Case No. 2384-CV-00386, Superior Court of Massachusetts, Suffolk County (case filed 02/10/2023). One individual suing.

Boutwell v. Philip Morris USA Inc., et al.., Case No. 2384-CV-02503, Superior Court of Massachusetts, Suffolk County (case filed 11/02/2023). One individual suing.

Campagnone. v. Philip Morris USA Inc., et al., Case No. 2377-CV-00486, Superior Court of Massachusetts, Essex County (case filed 05/19/2023). One individual suing on behalf of the estate.

Cavanaugh v. Philip Morris USA Inc., et al., Case No. 2384-CV-01096, Superior Court of Massachusetts, Suffolk County (case filed 05/11/2023). One individual suing.

Crowfoot v. R.J. Reynolds Tobacco Company, et al., Case No. 2384-CV-01244, Superior Court of Massachusetts, Suffolk County (case filed 5/30/2023). One individual suing.

Daviolo v. Philip Morris USA Inc., et al., Case No. 2384-CV-01014, Superior Court of Massachusetts, Suffolk County (case filed 05/01/2023). One individual suing.

Defuria v. R.J. Reynolds Tobacco Company, et al., Case No. 2384-CV-02225, Superior Court of Massachusetts, Suffolk County (case filed 10/03/2023). One individual suing.

Dent v. Philip Morris USA Inc., et al., Case No. 2384-CV-00746, Superior Court of Massachusetts, Suffolk County (case filed 03/28/2023). One individual suing.

DiMaio v. Philip Morris USA Inc., et al., Case No. 2384-CV-01036, Superior Court of Massachusetts, Suffolk County (case filed 05/02/2023). One individual suing.

Doherty v. Philip Morris USA Inc., et al.. Case No. 2484-CV-00141, Superior Court of Massachusetts, Suffolk County (case filed 01/17/2024). One individual suing.

Duplisea v. Philip Morris USA Inc., et al.. Case No. 2484-CV-00140, Superior Court of Massachusetts, Suffolk County (case filed 01/17/2024). One individual suing.

Fakhiri v. Philip Morris USA Inc., et al., Case No. 2484-CV-00046, Superior Court of Massachusetts, Suffolk County (case filed 01/05/2024). One individual suing.

Goodwin v. Philip Morris USA Inc., et al., Case No. 2384-CV-00767, Superior Court of Massachusetts, Suffolk County (case filed 03/29/2023). One individual suing.

Jankouski v. Philip Morris USA Inc., et al., Case No. 2384-CV-01015, Superior Court of Massachusetts, Suffolk County (case filed 05/01/2023). One individual suing.

Johnson v. Philip Morris USA Inc., et al., Case No. 2384-CV-0559, Superior Court of Massachusetts, Suffolk County (case filed 03/06/2023). One individual suing.

Lapreste v. Philip Morris USA Inc., et al., Case No. 2484-CV-00045, Superior Court of Massachusetts, Suffolk County (case filed 01/05/2024). One individual suing.

LoGiudice v. Philip Morris USA Inc., et al., Case No. 2384-CV-01038, Superior Court of Massachusetts, Suffolk County (case filed 05/03/2023). One individual suing.

McGrath v. Philip Morris USA Inc., et al., Case No. 2484-CV-00258, Superior Court of Massachusetts, Suffolk County (case filed 01/29/2024). One individual suing.

McGrath v. Philip Morris USA Inc., et al., Case No. 2484-CV-00254, Superior Court of Massachusetts, Suffolk County (case filed 01/29/2024). One individual suing on behalf of the estate and survivors of William McGrath, a deceased smoker.

O'Neal v. Philip Morris USA Inc., et al., Case No. 2384-CV-02488, Superior Court of Massachusetts, Suffolk County (case filed 11/01/2023). One individual suing.

Prescott v. R.J. Reynolds Tobacco Company, et al., Case No. 2384-CV-0058, Superior Court of Massachusetts, Suffolk County (case filed 03/06/2023). One individual suing.

Rasmussen v. Philip Morris USA Inc., et al., Case No. 2384CV02821, Superior Court of Massachusetts, Suffolk County (case filed 12/13/2023). One individual suing.

Rodrigues, D. v. Philip Morris USA Inc., et al., Case No. 2384-CV-01680, Superior Court of Massachusetts, Suffolk County (case filed 07/21/2023). One individual suing.

Sandler v. Philip Morris USA, Inc., et al. Case No. 22-220, Norfolk Superior Court, Commonwealth of Massachusetts, (case filed 03/10/2022). One individual suing. The case is set for trial starting 10/07/2024.

Sweeney v. Philip Morris USA Inc., et al., Case No. 2385-CV-01285, Superior Court Worcester County, Massachusetts, (case filed 11/28/2023). One individual suing on behalf of the estate.

Vanstigt v. Philip Morris USA Inc., et al., Case No. 2377-CV-00866, Superior Court of Massachusetts, Essex County (case filed 09/08/2023). One individual suing.

Vartanian v. Philip Morris USA Inc., et al., Case No. 2384-CV-01035, Superior Court of Massachusetts, Suffolk County (case filed 05/02/2023). One individual suing.

Waldrip v. R.J. Reynolds, et al., Case No. 2377-CV-01130, Superior Court of Massachusetts, Essex County (case filed 11/20/23). One individual suing.

Zachariewicz v. Philip Morris USA Inc., et al., Case No. 2384CV00981, Superior Court of Massachusetts, Suffolk County (case filed 04/27/2023). One individual suing.

Nevada

Camacho, et al. v. Philip Morris USA Inc., et al., Case No. A-19-807650C, District Court, Clark County, Nevada, (case filed 12/30/2019). Two individuals suing.

Lango v. Philip Morris USA Inc., et al., Case No. A-23-872964-C, District Court, Clark County, Nevada (case filed 06/26/2023). One individual suing.

Rowan v. Philip Morris USA Inc., et al., Case No. A-20-811091C, District Court, Clark County, Nevada, (case filed 02/25/2020). One individual suing as personal representative of the estate and survivors of a deceased smoker.

Tully, et al. v. Philip Morris USA Inc., et al., Case No. A-19-807657C, District Court, Clark County, Nevada, (case filed 12/30/2019). Two individuals suing.

New Mexico

Abney v. Philip Morris USA Inc., et al., Case No. D-1215-CV-2023-00890, 12th Judicial Circuit, Otero County, New Mexico (case filed 11/27/2023). One individual suing individually and on behalf of the estate and survivors of a deceased smoker.

II. CLASS ACTION CASES

Parsons, et al. v. A C & S Inc., et al., Case No. 00-C-7000, First Judicial Circuit, West Virginia, Ohio County (case filed 02/09/1998). This purported class action is brought on behalf of plaintiff and all West Virginia residents who allegedly have claims arising from their exposure to cigarette smoke and asbestos fibers and seeks compensatory and punitive damages. The case has been stayed since December 2000 as a result of bankruptcy petitions filed by three co-defendants.

Young, et al. v. American Brands Inc., et al., Case No. 97-19984cv, Civil District Court, Louisiana, Orleans Parish (case filed 11/12/1997). This purported class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, were exposed to and suffered injury from secondhand smoke from cigarettes. The plaintiffs seek an unspecified amount of compensatory and punitive damages. The case has been stayed since March 2016 pending the completion of the smoking cessation program ordered by the court in Scott v. The American Tobacco Co.

III. HEALTH CARE COST RECOVERY ACTIONS

Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Case No. cv-97-09-082, Tribal Court of the Crow Creek Sioux Tribe, South Dakota (case filed 09/26/1997). The plaintiff seeks to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from alleged sales to minors. The case is dormant.

IV. OTHER MATTERS

Mayor of Baltimore, et al. v. Philip Morris USA Inc., et al., Case No. 24C2200494, Circuit Court for Baltimore City, Maryland (case filed 11/21/22). The Mayor and City Council of Baltimore sued Liggett and others, claiming, among other things, that defendants’ failure to use biodegradable filters on their cigarette products resulted in littering by smokers of the city’s streets, sidewalks, beaches, parks, lawns and waterways, which in turn resulted in contamination of the soil and water, increased costs of clean-up and disposal of this litter, as well as the reduction of property values and tourism to the city. Plaintiffs seek compensatory damages, punitive damages, penalties, fines, disgorgement of profits and equitable relief.